GUARDIAN TECHNOLOGIES

Host:  Bill Donovan

June 18, 2007/12:00 p.m. EDT

Exhibit 99.1

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.

Script for Conference Call Held on July 18, 2007

12:00 p.m. EDT

Moderator

Ladies and gentlemen, thank you for standing by.  Welcome to the Guardian Technologies International conference call.  For the conference today, all the participant lines are in a listen-only mode.  However, there will be an opportunity for your questions.  As a reminder, today’s call is being recorded.  I would now like to turn the conference over to Mr. Michael Briola.  Please go ahead, sir.

M. Briola

Thank you.  Good morning, ladies and gentlemen.  I am Michael Briola, Executive Vice President of Trilogy Capital Partners and I’m pleased to welcome you to today’s Guardian Technologies International conference call.

Before we get started, I would like to read a cautionary statement.  This conference may contain forward-looking statements made by the senior management of Guardian Technologies that involve risks and uncertainties that could affect Guardian Technologies ability to achieve the anticipated financial results.  Additionally, certain statements contained in this call that are not based on historical fact are forward-looking statements in the meaning of the Private Securities Litigation Reform Act of 1995.  Guardian Technologies intends that forward-looking statements in the call be subject safe harbor created thereby.  Guardian Technologies actual results could differ materially from the results projected and implied by such forward-looking statements as a result of risk factors, including risk factors set forth in Guardian Technologies’ filings with the SEC.

With that, I would like to introduce Bill Donovan, President and CEO of Guardian Technologies.  Bill.

B. Donovan

Thank you, Michael, for the introduction.  To everyone participating on our conference call today, thank you for your time, it’s much appreciated.

Over the past several months, Guardian has been experiencing many exciting and significant developments.  I think most of you have probably seen already yesterday’s announcement of the milestone formation of our Applied Visual Sciences subsidiary.  We’ll get into that a little bit later, but before we do that, I’d like to provide some vital background information on the company and the technologies.

GUARDIAN TECHNOLOGIES

Host:  Bill Donovan

June 18, 2007/12:00 p.m. EDT

The means to detect the greatest threats to our health and security lie in technology’s ability to interpret what the human eye is incapable of seeing.  Whether that means the beginnings of a deadly cancer or it means the existence of a hidden explosive, today’s technology and its capabilities in the digital imaging format are extremely limited.  Guardian has developed a proprietary next generation imaging technologies that can be interfaced with virtually any imaging device.  Whether it’s a diagnostic MRI system for medicine or an airport x-ray scanner, our technology can extract and analyze critical intelligence from the image that provides more accurate decision making.

Examples of what our technology can do can be found in both of our product lines, the first one being signature mapping.  Signature mapping imaging technology represents the next generation in disease visualization and detection.  Pinpoint, our product for airport and baggage security, allows for the rapid detection of explosives, guns, drugs, and a myriad of other contraband.  Pinpoint will be the first automated detection technology integrated into airport scanners since those scanners were initially deployed in the 1980s.

The Homeland Security and the healthcare markets each represent vast revenue potential.  Global homeland security, for instance, the spending in that area is expected to balloon from $70 billion in this year of 2007 to $180 billion within five years.  In the United States, TSA stated top priority today is the detection of bombs and improvised explosive devices.

We’ve all read or heard the media reports regarding the U.S. government’s covert operations and the results that indicated that there’s a high failure rate of detection of explosives and weapons at the airport security checkpoints.  Our Pinpoint product vastly improves that detection, while delivering a very, very low rate of false alarms.  Deployment of Pinpoint both domestically and internationally and across transportation and facility requirements represents a major revenue generation opportunity for Guardian Technologies.

On the healthcare front, our signature mapping is a breakthrough for radiology.  Visualizing subtle and divergent disease states, our signature mapping technology enhances, visualizes, and then fingerprints unique signatures unseen by the human eye and existing technologies to provide radiologists with visual intelligence and knowledge to make better clinical decisions.

GUARDIAN TECHNOLOGIES

Host:  Bill Donovan

June 18, 2007/12:00 p.m. EDT

Current image visualization and detection technologies rely on traditional image processing approaches and on basic pattern recognition technologies.  Signature mapping pushes well beyond that current state of the art.  It utilizes a new, unique approach that combines novel processes, scripts, and algorithms to visualize and extract subtle material within tissues to clarify and identify normal from diseased states.  This response based reaction provides a unique set of signatures from the highly enhanced images of each tissue.

Signature mapping is effective at clarifying, visualizing and differentiating the most subtle tissue densities to actively differentiate and identify tissue.  The resulting signature mapped image enables the implementation of a rich set of imaging tools that provide new and revolutionary clinical approaches for diagnostic radiology.

An example of that, current x-ray mammography imaging systems do not always provide optimal image results for breast cancer detection.  While a significant tumor may be visible in normal breast tissue, in the fibrotic or dense breast tissue, such lesions can be obscured and limit the radiologist’s ability to fully examine breast structures and make an accurate diagnosis possible.  Signature mapping extracts the subtle, unseen, and critically important clinical image data.

The enhanced visualization of the breast structure and the signature mapping of the lesions provides additional visual clarification resulting in more accurate diagnosis.  Even previously undetected small lesions in radiographically dense breast exhibited a good signature response using our signature mapping technology.

In neuro radiology, signature mapping technology has shown exciting promise in the detection and automated quantification of multiple sclerosis lesions.  We conducted an MS study in conjunction with the imaging laboratories at the University of Southern California.  And we used a customized signature mapping algorithm, which demonstrated the detection of more subtle multiple sclerosis lesions than were found by radiologists using conventional MRI imaging alone.

Our technology also enabled quantification of the number of lesions and the size of each brain lesion.  Additionally, in patients with traumatic, acute intracranial bleeding, signature mapping has demonstrated an ability to detect minute, life threatening, subdural intracranial bleeds that would previously have been missed.

GUARDIAN TECHNOLOGIES

Host:  Bill Donovan

June 18, 2007/12:00 p.m. EDT

Signature mapping software has been developed to be integrated into a digital imaging system or as a post acquisition image analysis workstation.  In all, the software provides a transparent addition to the radiology workflow.  The benefits of this type of approach are many, including improved radiology workflow efficiency, reduced IT infrastructure costs, better visualization, detection, and reporting, and most importantly a vast improvement in patient care.

With little competition, the potential for Guardian to develop market share within the vast multibillion dollar healthcare market appears extremely sound.  Today, more than $27 billion of radiology equipment is sold worldwide each year.  In addition to that, over one billion radiographic studies are conducted annually.  All of the available market forecasts continue to indicate sustained procedural and equipment growth for healthcare imaging market segments.

Success of the technology is predicated not only on the robust and scaleable nature of our products and technology, but also on the significant cost savings that will be afforded to the healthcare system.  Money saved through workflow efficiencies, early detection, preemptive treatments, and improved diagnosis are dollars that can be reallocated to improve the overall healthcare delivery system.

With that in mind, I’d like to make something very, very clear.  Guardian does not produce the imaging machines.  We produce robust software that markedly enhances the visualization capabilities of the image available from that host machine from the existing equipment, and we provide the detection of the target of interest.  The radiologist can see anomalies and tissue, which were previously not detectable with current imaging technology.  The airport screener can detect hidden threats that have been undetectable to date.

You should also note that our 12 filed patents protect these proprietary technologies.  We have significant technology partnerships in place for our Pinpoint product that targets the Homeland Security marketplace, including a cooperative research and development agreement with the U.S. Department of Homeland Security.

When Pinpoint is seamlessly interfaced to the existing airport scanners, it exponentially increases the accuracy and the speed with which operators can detect explosives, guns, and a myriad of illicit threats and contraband.

GUARDIAN TECHNOLOGIES

Host:  Bill Donovan

June 18, 2007/12:00 p.m. EDT

The main culprit, and it’s been in the news within the last two or three days with all of the summer air travel, the main culprit behind all of the long lines.  And the tedious lines at airport security checkpoints is the inability of the current technology to quickly and definitively identify suspect materials from harmless products, such as food items, plastic goods, lotions, or gels.  Pinpoint is capable of delineating between these substances and it delivers full image analysis of a threat in real-time.  And the best part, the technology can be run on something as simple as a laptop.

Just as computer analysis and algorithms are used to determine the unobservable characteristics of stellar bodies light years away, Pinpoint uses similar methods to distinguish minute variations in x-ray images that are impossible for the human eye to differentiate.  When a threat is detected, Pinpoint immediately places a red box around the image of the suspected threat item and sends a warning message to the operator, stating the type of threat item found.  Due to the fact that mathematical analysis can distinguish minute variations in an image far more reliably than the human eye, Pinpoint consistently detects threat items, no matter how cleverly hidden or disguised.

While augmenting facility scanners represents a major revenue opportunity for Guardian, the basis for our patent protected technology can be easily adapted to people scanners, cargo and container scanning for threat and illicit drug detection, as well as medical imaging applications.  Whether hidden or in plain sight, the operator would receive an incontrovertible alert, thereby improving convenience, productivity, and quickly diffusing real or potential threats.

Our primary focus has been and continues to be on airport security as the TSA is named bomb and explosive detection as its number one priority.  We expect that Pinpoint will be the first advanced technology integrated into airport scanners since their introduction in the 1980s, thereby making it a major revenue generator for Guardian.

It’s well known throughout the Homeland Security industry that the current technology produces low detection rates and high occurrences of false alarms.  Pinpoints detection ability is without rival.  And its low single digit false alarm rate is unprecedented versus the current false alarm rates reaching into the 30% range.

GUARDIAN TECHNOLOGIES

Host:  Bill Donovan

June 18, 2007/12:00 p.m. EDT

Baggage throughput is also markedly enhanced and security and travel convenience are vastly improved, not to mention yielding significant operating cost savings and the potential to save lives.  Guardian has identified an immediately addressable, clearly delineated, two year, $150 million opportunity pipeline, which will be aggressively exploited to gross sales.  Our expansion plans include strategic acquisitions to add complementary technologies and to accelerate our already high growth business model.

Now I’d like to discuss some of the recent milestone events.  We recently announced a milestone patent filing for a vital component of signature mapping.  The patent that was filed is a key component of signature mapping that allows it to analyze images from any medical imaging device to detect disease states in the brain, the lungs, the heart, the prostate, and it can even visualize breast cancer in difficult to distinguish dense breast tissue.  The patent wraps additional technological imaging advancements around Guardians existing 11 patents to enable an industry first product that detects threatening tissues smaller than those a radiologists can see with their naked eye, enabling earlier treatment, dramatically reducing unnecessary biopsies, and potentially increasing survival rates.

We also recently announced the successful completion of an extensive laboratory study by an accredited Russian laboratory.  That study represented a milestone event as we gear up to commercialize Pinpoint threat detection at airport security checkpoints and other key government facilities in Russia.  The accredited Russian laboratory can now provide a full report to the Russian Federation representing a final step in the certification process.  The successful study paves the way for Guardian to begin generating revenues in major Russian markets from our advanced threat detection technology with major European and U.S. markets expected to follow.

Immediately following the study results, we received the first commercial contract order for Pinpoint.  The order was made by the National Bodyguard Association of Russia, known a NAST, which is a high profile, nationwide security organization that’s been charged with securing key Russian interests.

The Russian marketplace represents an immediately addressable opportunity in its airports in excess of $50 million with much larger market opportunities for other key infrastructure locations.  Russia is the

GUARDIAN TECHNOLOGIES

Host:  Bill Donovan

June 18, 2007/12:00 p.m. EDT

second largest market for Guardian and will be the first market in the world to deploy the threat detection capabilities of Pinpoint.

On the healthcare side, we’ve also made some significant progress with signature mapping.  We announced last week that we’ve partnered with Howard University Cancer Center and the University of Southern California Image Processing and Informatics Lab to submit a $12 million three year impact grant to the Department of Defense.  The grant will be for the development of a predictive model for visualization of onset and progression of breast cancer in African American women.

A recent major study using the demographic clinical database of the University of Southern Florida showed that signature mapping was able to achieve unprecedented levels of detection with low false positive rates.  The studies showed that signature mapping produced a 97.5% detection rate or sensitivity on cancer cases with just 2.5% false negatives cancer lesions that went undetected.  When you compare 97.5% and 98.75% accuracy ratings to the approximately 80% accuracy rate that radiologists get with current radiographic screening procedures with a false negative rate of between 10% and 15%, you start to understand just how powerful and disruptive an impact signature mapping can have in the healthcare industry.

We are firmly committed to delivering signature mapping to every radiologist around the world.  Yesterday we were very pleased to announce the legal formation of Applied Visual Sciences, Inc., a new Guardian subsidiary that will be solely responsible for accelerating the commercialization of signature mapping.  The subsidiary was formed to not only tap what we believe to be a multibillion dollar market, but to get this advanced imaging technology to radiologists as soon as possible and to begin to potentially help increase survival rates.

It’s been a great quarter and we look forward to continuing the momentum as we grow our businesses and we create value that’s inherent in both our signature mapping and our Pinpoint products.  I sincerely appreciate your time and I would invite you to ask your questions at this time.

Moderator

And ladies and gentlemen, first from the line of Douglas Mattliano.  Please go ahead.

D. Mattliano

Good afternoon, Bill.  Douglas Mattliano from Morgan Stanley.

GUARDIAN TECHNOLOGIES

Host:  Bill Donovan

June 18, 2007/12:00 p.m. EDT

B. Donovan

Good afternoon, Douglas.

D. Mattliano

Good afternoon to you.  Thank you so much for providing us with an update.  Just one question, you talked about Pinpoint and the TSA as a major revenue stream, with emphasis on, is there anything standing in the way of that?  Could you discuss that in a little bit more detail?

B. Donovan

No, there’s nothing standing in the way of getting the product into the hands of TSA, other than the bureaucratic process.  We have been working under a cooperative research and development agreement with the TSA since September 2006.  We are extending that CREDA agreement for another year, and we are engaged in a series of high level meetings with top TSA personnel on moving the technology into deployment.

Moderator

Our next question is from the line of Steven Scheurer.  Please go ahead.

S. Scheurer

Yes, could you please tell me how many shares you have outstanding, Bill?

B. Donovan

There are roughly about 38.5 million shares outstanding.

Moderator

And next go to Adam Templeman.  Please go ahead.  And he dropped out of queue, we will move to Barry Darvin.  Please go ahead.

B. Darvin

Yes, on July 9th, OSI systems is putting, it looks very similar to Pinpoint, working with the TSA.  Are you aware of that?

B. Donovan

I’m very aware of it, Barry.  OSI Rapid Scan is an equipment manufacturer.  We are not an equipment manufacturer.  We are a automated detection software.  We are complementary to what OSI Rapid Scan does, as we are complementary to Smiths Detection, to L3, and to any of the other equipment manufacturers around the world.

Moderator

Next go to Brent Williams.  Please go ahead.

B. Williams

You mentioned there was an immediately addressable market in Russia of about $150 million.  Your profit margin is approximately what on a broad basis?

B. Donovan

Our profit margin is between 75% and 85%, depending on the market, depending on who represents as the middle man in the transaction.  So as an example in Russia, in Russia we’re required to have a Russian distributor.  We have a distributor agreement with a group called Terror

GUARDIAN TECHNOLOGIES

Host:  Bill Donovan

June 18, 2007/12:00 p.m. EDT

Link to not only do distribution, but to do implementation as well as aftermarket support and maintenance.  And we now, through our agreement with NAST, we now have a sales and marketing agreement for the commercialization and movement of the product throughout Russia.  So obviously in both cases, we have costs associated, so we could be in the area of about a 75% profit margin on sales in Russia.

Moderator

And next go to the line of Giovanni Leone.  Please go ahead.

G. Leone

Yes, your reference to the milestone NAST transaction, I just want to be clear.  Is that basically a order that has a revenue value of $50 million currently or does that have the potential to be a $50 million transaction?

B. Donovan

The NAST transaction was for the sale of one unit of Pinpoint.  Just to give some background, before any company in the world can sell a product into the Russian marketplace, they must have certification from the Russian Federation.  It is illegal to sell software in Russia without that certification.  We have completed all the laboratory testing, all of the documentation testing, and we are in the process of awaiting the Russian Federation certification.

We reached an agreement with NAST to be our representative on the sales and marketing side of introducing Pinpoint into the marketplace.  We cannot move forward with NAST on closing any sales opportunities that they may have in their pipeline until we receive that certification.

A little background on NAST, they’ve been around over ten years as an organization in Russia.  They have 25 offices.  They have eight regional training centers.  They handle security requirements for not only transportation hubs, but also for government facilities.  They have contracts not only in Russia, but they have contracts in the CIS states, in Southeast Asia, particularly in China and Korea, and they also have a burgeoning contract in the Middle East.  So they have a pretty far reaching footprint and we hope to advantage ourselves of that footprint, once we have certification.

Moderator

And next go to the line Leighton Stallones.  Please go ahead.

L. Stallones

I wanted to rehash TSA again and maybe some of this is sensitive, maybe its not, but can you see an arising of a finishing time or date or progress with them?  I know you been working off and on or mostly on for a year

GUARDIAN TECHNOLOGIES

Host:  Bill Donovan

June 18, 2007/12:00 p.m. EDT

and a half with them.  Does it look like things are accelerating, or do you have a feeling that it’s six months or three months?  Where are we?

B. Donovan

Leighton, it’s a great question.  You know, it’s kind of hard to predict what’s going to happen when you’re dealing with the U.S. government and with TSA in particular.  What I would say to you is that we have been moving down all of the steps that we have move down.  We’ve been checking off all the boxes as complete.

I think that we’re at the point where if you go back to the press release that TSA issued about a week and a half ago, where they introduced their Go Forward strategy of moving away from the single view x-ray machines for the carry on baggage area and their strategy for moving away from the CT machines for the checked baggage area in favor of what they call their advanced technology, which is the new multi view x-ray machines.  If you revisit that press release, you’re going to see in about the second or third paragraph in there that they talk about the fact that on this new equipment, it is mandatory that the equipment manufacturers move away from proprietary operating structure and move into a more open architecture.

The reason that is significant is that TSA wants the ability to take a Pinpoint algorithmic solution and to interface it directly into that hardware without having to have the manufacturers get involved in the implementation process, a very, very significant event, very positive event for Guardian, something that we have been working very hard to get to.

So in terms of the timeline, I think that there are going to be significant events over the next 60,90,120 days, whether that results in the waterfall revenue event or whether that’s a little bit further in the future.  I don’t feel comfortable to project at this point.

Moderator

Next go to the line of Jon Barkman.  Please go ahead.

J. Barkman

My first question, just a couple general questions.  How are we on cash?  And I think going back a few months, we’re fine; I’m just kind of wanting an update.

B. Donovan

I think we’re fine.  I think we’ll have enough operating cash to push us through to the end of the year.  I think we’re going to probably have to look at going out and doing a capital raise before the end of the year.  But part of the reason for doing that capital raise is, it’s part of the new Applied Visual Sciences subsidiary that we’ve set up.  We believe that there are some opportunities to make some key acquisitions in the medical

GUARDIAN TECHNOLOGIES

Host:  Bill Donovan

June 18, 2007/12:00 p.m. EDT

area that would then put us with a base platform that would launch us into the revenue production using signature mapping.

We’d like to have that cash available to close some of those transactions.  So I think we’re going to do another round.  Will it be absolutely required?  I think that’ll be contingent upon on how quickly revenue starts to flow from Russia.

Moderator

The next question is from the line of Richard Tilghman.  Please go ahead.

R. Tilghman

Just same old subject, I’ve noticed a nice increase, nice influx in trading volume, etc., etc.  Any philosophy theory of when that will start to possibly affect the uptick in at least establishing a new base for us here on the stock?

B. Donovan

You know, Richard, that’s a really difficult one to answer.  I think that since we’ve brought Trilogy Capital on to represent us to the capital markets, I think we have broadened our exposure in the marketplace.  I think that’s been reflected by the tremendous increase in the average trading volume.  Somebody is not a big fan of Guardian right now and potentially, there’s a little bit of abuse going on.  At the end of every business day, you know the closing orders come in below the market, we’re going to investigate who that is and see if we can put a stop to it.

It seems to us that with the trading volume we’ve had, with the strength of the news we’ve been putting out particularly over signature mapping, over our progress in Russia, it seems like the stock price ought to be a lot higher than where it is.

Moderator

And we’ll go to David Hardwick.  Please go ahead.

D. Hardwick

I’m curious.  I’ve been involved in supporting and buying your stock for at least three years.  My question is, are we finally market ready and do we have a product that we can sell in the world?  There have been so many reports of successful tests in places like Mexico and Spain.  Is there a hold-up of some kind?  Is there some issue around the security of this software, which will eventually be distributed through some kind of media worldwide?  Is there one thing that keeps this thing from getting sold?

B. Donovan

There is no flaw in the software.  There is no security issue.  I think the biggest challenge that we face is a two-fold challenge.  Number one, we’re a 25 person company.  When you look at our financial statements, our

GUARDIAN TECHNOLOGIES

Host:  Bill Donovan

June 18, 2007/12:00 p.m. EDT

financial statements do not give anyone who’s looking at them a whole lot of comfort in the financial strength of the company.  So that’s the first challenge that we face is getting over being the small guy that nobody has ever heard of.

I think the second one is that you need to understand that this technology that we’ve developed, it’s so cutting edge, so forward thinking, so advanced to what’s in the marketplace right now that you run the challenge of having to prove that the technology’s real.  It seems too good to be true.

And so I think that we run into a very, very healthy dose of skepticism that what we say it can do, it can actually do.  And even after we allow people to run a pilot test, and even after they see that the results of that pilot test and they see that we find the explosive and that we don’t throw off a lot of false alarms, they still want to take it through a hundred thousand other steps before they’re comfortable buying it.

And I think we’re just there.  Once we get that first set of deployments and it’s being used somewhere in the world, I think the amount of skepticism and scrutiny that we have to go against lessens.  But we need to get the first run on the board.  And I think Russia is going to be the first run on the board.

Moderator

And that will conclude our question and answer session.  I’ll turn it back to you, Mr. Donovan, for any closing comments.

B. Donovan

Thank you very much.  Ladies and gentlemen, again, I appreciate your participation today.  I know that it took time out of your day and I do appreciate that.

I think it’s evident to everybody here at Guardian that there is a renewed enthusiasm about our company, in particular about the future both near term, medium term, and long term.  This is an exciting company.  It’s an exciting company because what we’ve created is a very, very powerful set on intellectual property and we’ve done it in a relatively short period of time.

And that technology is not only powerful in and of itself, the breath of how the technology can be applied and the number of commercial applications beyond baggage security at airport, beyond signature mapping for healthcare, the number of commercial applications for the

GUARDIAN TECHNOLOGIES

Host:  Bill Donovan

June 18, 2007/12:00 p.m. EDT

technology are vast.  We believe that we’ve had a remarkable history to date, but what we’re really focused on and what we think is that our future is brighter than it’s ever been.

Again, I thank you for your time and please continue to ask the questions.  Please continue to push us and we’ll continue to push ourselves.  So thank you again.

Moderator

Ladies and gentlemen, this conference is available for replay.  It starts today at 3:30 p.m. Eastern, will last for one month until August 18th at midnight.  You may access the replay at any time by dialing (800) 475-6701.  International parties, please dial (320) 365-3844.  The access code for the conference is 880726.  That does conclude your conference for today.  Thank you for your participation.  You may now disconnect.